Exhibit 10.7

DEBT FORGIVENESS AGREEMENT

THIS DEBT FORGIVENESS AGREEMENT (this “Agreement”) is made and entered into and effective as of this __th day of _____, 2022 by and between Artemis Therapeutics, Inc., a Delaware corporation (“Artemis”), and _____________ (the “Lender”).

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, and as a condition to that certain Share Exchange Agreement by and between Artemis and MANUKA Ltd., a limited liability company organized under the laws of the State of Israel, dated on or about a date even herewith (the “Share Exchange Agreement”), the Lender agrees to waive, cancel and forgive certain indebtedness previously advanced by Lender to Artemis;

NOW, THEREFORE, in consideration of the foregoing premises, and the agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereto hereby agree as follows:

1.
Forgiven Debt. The Lender hereby waives, cancels and forgives payment by Artemis of aggregate of $__ of indebtedness previously advanced by the Lender to Artemis and currently owed (the “Forgiven Debt”) in consideration of, and conditioned upon the Lender’s receipt of an aggregate of ______ shares of Artemis’ common stock (the “Debt Forgiveness Shares”). It is acknowledged and agreed that the Forgiven Debt is being waived, cancelled and forgiven by the Lender in its entirety in consideration of the issuance of the Debt Forgiveness Shares.

2.
Issuance of the Debt Forgiveness Shares. Artemis hereby agrees to issue to the Lender the Debt Forgiveness Shares in consideration of the waiver, cancellation and forgiveness of the Forgiven Debt, immediately upon the consummation of the Share Exchange Agreement, but in any event not later than two (2) business days thereafter. Upon the issuance of the Debt Forgiveness Shares, the Forgiven Debt shall be deemed to be paid in full, released and discharged, all without any further action being required of the Lender or Artemis.

3.
Representation of No Other Debt. The Lender represents and warrants that Artemis does not have any other debts, liabilities or obligations to pay any amounts to the Lender other than the Forgiven Debt, all of which shall be waived, cancelled and forgiven as set forth herein.

4.
Effectiveness of Agreement. This Agreement shall only be effective upon the consummation of the transaction contemplated by the Share Exchange Agreement. If the transactions contemplated by the Share Exchange Agreement shall not be consummated, this Agreement and the provisions thereof (even though fully executed) shall be void and of no force and effect whatsoever.

5.
Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The parties may not assign this Agreement or any rights or obligations hereunder without the prior written consent.

6.
No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

7.
Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

8.
Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior understanding or representation of any kind preceding the date of this Agreement. This Agreement may only be amended or modified in a signed by both parties hereto.

9.
Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

10.	Arm’s Length Transaction. The parties hereto have entered into this Agreement and the transactions contemplated hereby on an arms-length basis.

11.
Release. The Lender, singly, and for each present and former, direct and/or indirect, parents, subsidiaries, affiliates, attorneys, agents, representatives, employees, consultants, brokers, officers, directors, equity and/or debt holders, managers, members, successors, predecessors, heirs and assigns (collectively the “Lender Releasors”), hereby expressly and irrevocably release, waive and forever discharge and hold harmless each of the Company and each of its present and former, direct and/or indirect, parents, subsidiaries, affiliates, attorneys, agents, representatives, employees, consultants, brokers, officers, directors, equity and/or debt holders, managers, members, successors, predecessors, and assigns (collectively, the “Lender Released Parties”) regarding the Forgiven Debt from any and all actions, causes of action, suits, losses, liabilities, rights, debts, dues, sums of money, accounts, reckonings, obligations, costs, expenses, liens, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands, of every kind and nature whatsoever, whether now known or unknown, suspected or unsuspected, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, in law, admiralty or equity, which any of the Lender Releasors ever had, now have, or hereafter can, shall, or may have against any of the Lender Released Parties from the beginning of time through and including the date hereof.

12.
Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when such counterparts have been signed by each party and delivered to the other parties; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile, signature.

[Signatures on following page.]

IN WITNESS WHEREOF, the parties hereto have caused this Debt Forgiveness Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ARTEMIS THERAPEUTICS, INC.

By:
Name:
Title:

[LENDER]
By:
Name:
Title:

[Signature page to Debt Forgiveness Agreement]